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     AGREEMENT TO PROVIDE MANAGEMENT SERVICES
                        TO
AN ASSISTED LIVING AND INDEPENDENT LIVING FACILITY
     This Agreement to Provide Management Services to an Assisted Living and Independent Living
Facility ("Agreement") dated as of June 1,1997, is made and entered into by and between COLUMBIA
HOUSE, L.L.C., a Washington limited liability company ("Owner") and Emeritus Corporation, a Washington corporation ("Manager").

                     RECITALS
     A. Owner is the owner of that certain real property located at 300 Autumn Ridge Drive,
Herculaneum, Missouri (the "Real Property") including the improvements on the Real Property that constitute the 94 unit congregate care and assisted living facility commonly known as "Autumn
Ridge Retirement Home" or "Autumn Ridge
Residential Care Apartments" and located in Herculaneum, Missouri (the "Facility");

     B. Owner desires to engage the services of a person or entity to manage the Facility on Owner's behalf and to provide certain consulting services to Owner in connection therewith'
                                                              ,

     C. Manager is experienced and qualified in the field of assisted living and congregate care facility management;

     D. Owner has determined that Manager's fee is economical in light of the range of services which Manager is willing to provide to Owner; and

     E. Manager is willing to operate the Facility on Owner's behalf and provide consulting services to Owner in connection therewith, pursuant to the terms and conditions set forth herein.

     NOW THEREFORE, in consideration of the
foregoing premises and the mutual covenants herein contained, IT IS AGREED AS FOLLOWS:





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l. MANAGEMENT AND CONSULTING RESPONSIBILITIES OF
MANAGER.
     Owner hereby engages Manager to provide, and Manager hereby accepts such engagement and agrees to provide, management, consulting, advisory and supervisory services to Owner in connection with the operation of the Facility, upon the terms and conditions set forth in this Agreement. By entering into this Agreement, Owner does not delegate to Manager any powers, duties, or responsibilities which Owner is prohibited by law from delegating. Owner also retains such other authority as shall not have been expressly delegated to Manager pursuant to this Agreement.
Subject to the foregoing, Manager shall provide the following services to, or on behalf of, Owner:

     1.1 OPERATIONAL POLICIES AND FORMS. Manager shall implement operational policies and procedures and develop such new policies and procedures as Manager deems necessary to insure the establishment and maintenance of operational standards appropriate for the nature of the Facility.

     1.2 CHARGES. Manager shall establish the schedules of recommended charges, including any and all special charges for services rendered to residents at the Facility. Owner shall have the right to review and approve the charge schedules established by Manager.

     1.3 INFORMATION. Manager shall develop any informational material, mass media releases, and other related publicity materials, which Manager deems necessary for the operation of the Facility.

     1.4 REGULATORY COMPLIANCE. Manager, with the assistance of Owner if requested by Manager, shall use its best efforts to obtain and maintain all licenses, permits, qualifications, and approvals from any applicable governmental or regulatory authority for the operation of the Facility and to manage the operations of the Facility in full compliance with all applicable laws and regulations, and in accordance with all such licenses, permits, qualifications, and approvals.



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      1.5 EQUIPMENT AND IMPROVEMENTS. Manager
shall advise Owner as to equipment and
improvements which are needed to maintain or upgrade the quality of the Facility, to replace obsolete or run-down equipment, or to correct any deficiencies (including, without limitation, any survey deficiencies) which may be observed or cited during the term of this Agreement. Owner shall review and act upon Manager's recommendations as expeditiously as possible.
Manager shall not be liable for any cost or liability which Owner may incur in the event Owner disregards Manager's recommendations. Manager shall, as a Facility Expense, make all necessary and approved repairs, replacements and maintenance within the budgetary limits set forth in the annual capital expenditure budget prepared by Manager pursuant to Paragraph 1.12. hereof and in a workmanlike and lien-free manner.

      1.6 ACCOUNTING. Manager shall provide home office and accounting support to the Facility. All accounting procedures and systems utilized in providing said support shall be in accordance with the operating capital and cash programs developed by Manager, which programs shall conform to generally accepted accounting principles and shall not materially distort income or loss. In addition, if Owner so elects by notice to Manager, Manager shall prepare or cause to be prepared all tax returns required in connection with operation of the Facility, including payroll tax returns
(but excluding Owner's income tax returns) and, at Owner's sole cost and expense, Manager shall cause all local, state and federal taxes to be timely paid or contested, as appropriate. If Owner elects to have Manager prepare such non-income tax returns, the costs incurred by Manager in preparing such non-income tax returns shall not be included in the Base Management Fee (as that term is defined in Subparagraph 9.3(a), below), but shall be separately reimbursed by Owner as a Facility Expense. Such taxes shall be deemed to be Facility Expenses (as that term is defined in Paragraph 8.2, below) and shall be paid out of the revenues of the Facility or the working capital for the Facility provided by Owner. Nothing herein shall preclude Manager from delegating to a third party a portion of the accounting duties provided

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for in this section; provided, that such
delegation shall not relieve Manager from Manager's ultimate liability for the timely and complete performance of the obligations provided for herein.

     1.7 REPORTS. Manager shall prepare and
provide to the Owner any reasonable operational information which may from time to time be specifically requested by Owner, including any information needed to assist Owner in completing its tax returns and in complying with any reporting obligations imposed by any mortgagees of the Facility. In addition: (i) within thirty (30) days after the end of each calendar month, Manager shall provide Owner with an unaudited balance sheet of the Facility, dated the last day of such month, and an unaudited statement of income and expenses for such month relating to the operation of the Facility; and (ii) within ninety (90) days after the end of the fiscal year of the Facility, Manager shall provide Owner with unaudited financial statements including a balance sheet of the Facility, dated the last day of said fiscal year, and an unaudited statement of income and expense for the fiscal year then-ended relating to the operation of the Facility.

     1.8 BANK ACCOUNTS. Manager shall open a new checking account in the name of the facility
("Facility Checking Account") and shall deposit in the Facility Checking Account a11 money received during the term of this Agreement in the course of the operation of the Facility; provided, however, that during the term hereof, withdrawals and payments from the Facility Checking Account shall be made only on checks signed by a person or persons authorized by Manager. Owner shall be given notice as to the identity of said authorized signatories. All Facility Expenses (as that term is defined in Paragraph 8.2, below) incurred in the operation of the Facility in accordance with the terms of the Budgets submitted to Owner under Paragraph 1.12 hereof, shall be paid by check drawn on the Facility Checking Account.
Withdrawals from the Facility Checking Account shall be made first to pay the Base Management Fee
(as that term is defined in Subparagraph 9.3(a), below, and, thereafter, to pay Facility Expenses

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(as that term is defined in Paragraph 8.2, below)
in such order of priority as Manager deems appropriate to the operation of the Facility, and thereafter to pay the Supplemental Management Fee and the Residual Management Fee (as those terms are defined in Paragraph 9.3, below). In the event the Gross Revenues (as defined in Subparagraph
9.3(a), below) generated by the Facility are at any time insufficient to pay all of the Facility
Expenses, Owner shall, within five (5) days of Owner's receipt of a written demand by Manager, deposit in the Facility Checking Account sufficient funds to satisfy the then working capital needs of the Facility.

      1.9 PERSONNEL. Manager shall: (i) recruit, employ, train, promote, direct, discipline, suspend, and discharge Facility personnel; (ii) establish salary levels, personnel policies, and employee benefits; and (iii) establish employee performance standards, all as needed during the term Management Fee (as that term is defined in Subparagraph 9.3(a), below), but shall be separately reimbursed by Owner as a Facility
Expense (as that term is defined in Paragraph 8.2, below).

     1.10 SUPPLIES AND EQUIPMENT. Manager shall purchase, as a Facility Expense, supplies and non-capital equipment needed to operate the Facility within the budgetary limits set forth in the annual operating budget prepared by Manager pursuant to Paragraph 1.12 hereof. In purchasing said supplies and equipment Manager shall, if possible, take advantage of any national or group purchasing agreements to which Manager may be a party.

     1.11 LEGAL PROCEEDINGS. Manager shall, as a
Facility Expense and through its legal counsel, coordinate all legal matters and proceedings with Owner's counsel.

     1.12 BUDGETS. The Facility shall be operated on a fiscal year of January 1 through December 31.
Within forty-five (45) days prior to the start of each fiscal year, Manager shall prepare and submit to Owner for Owner's review and agreement, which agreement shall not be unreasonably withheld (i) an annual operating budget, (ii) an annual capital

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expenditure budget, and (iii) an annual cash flow
projection. In the event the operating budget or the capital expenditure budget (or both) have not been agreed upon prior to the first day of the then-current fiscal year, beginning in fiscal year
I 998, the operating budget or capital expenditure budget in effect for the prior fiscal year, as appropriate, shall continue in effect until the new operating budget or capital expenditure budget, as appropriate, is agreed upon by Owner and Manager. Thereafter, any expenditures made during the year pursuant to said agreed-upon budgets and/or any expenditures on an item-by-item basis exceeding by no more than 10"% the amounts set forth therein for the applicable expense item
(the "Budget Threshold") may be made without Owner's prior approval. Any unbudgeted expenditures and/or any expenditures in excess of the Budget Threshold shall be subject to Owner's prior approval, which approval shall not be unreasonably withheld.

     1.13 COLLECTION OF ACCOUNTS. Manager shall issue bills and collect accounts and monies owed for goods and services furnished by the Facility, including, but not limited to, enforcing the rights of Owner and the Facility as creditor under any contract or in connection with the rendering of any services; provided, however, that any expenses incurred by Manager shall not be included in the Base Management Fee (as that term is defined in Subparagraph 9.3(a), below), but shall be separately reimbursed by Owner as a Facility
Expense (as that term is defined in Paragraph 8.2, below). Notwithstanding any other provision of this Agreement to the contrary, Manager does not guaranty the collectability of such accounts or monies and shall have no liability to Owner for Manager's inability to so collect such accounts or monies.

     1.14 CONSTRUCTION SUPERVISION. Owner and
Manager may agree that Manager shall act as construction supervisor with respect to any construction work for the Facility or on the Real
Property after the Commencement Date (as defined in Paragraph 3, below), in which event Manager will supervise, oversee and administer each and

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every aspect of any such improvements and
construction work. For the purposes of this Agreement, "construction work" shall include any construction, reconstruction or alteration of any improvements constituting part of the Real
Property, but shall not include usual maintenance and repairs made to the Facility or the Real
Property. Without limitation of the foregoing, if Owner and Manager agree that Manager shall act as construction supervisor, and subject to Owner's approval in each instance, Manager will: (a) negotiate contracts for architectural, design, engineering and construction services; (b) secure any and all necessary consents and approvals; (c) oversee the administration of construction contracts; and (d) act as project manager with respect to the construction work.

2. INSURANCE.

     Upon request, Manager, at Owner's sole cost and expense, shall arrange for and maintain all necessary and proper hazard insurance covering the Facility, the furniture, fixtures, and equipment situated thereon, and all necessary and proper malpractice and public liability insurance for Owner's protection and for the protection of Owner's officers, agents and employees. Until such a request is made and/or in the event Manager is unable to secure insurance coverage for the Facility for any reason whatsoever, Owner shall be responsible for obtaining and maintaining said insurance. In addition, Manager shall provide employee health and worker's compensation insurance for all Manager employees at the Facility in accordance with Manager's policies therefor, and the costs thereof shall not be included in the Base Management Fee (as that term is defined in Subparagraph 9.3(a), below), but shall be separately reimbursed by Owner as a Facility Expense (as that term is defined in Paragraph 8.2, below). Manager shall, at Manager's sole cost and expense, arrange for and maintain all necessary and proper malpractice and public liability insurance for the protection of Manager, and Manager's officers, agents, and employees. Any insurance provided by Owner pursuant to this Paragraph 2 shall comply with the requirements of any mortgage or deed of trust encumbering the Facility, and any insurance provided by Manager

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pursuant to this Paragraph 2 shall comply with
such requirements provided that Owner shall have provided Manager with a copy of such mortgage or deed of trust.

3. PROPRIETARY INTEREST.


     The systems, methods, procedures, and
controls employed by Manager and any written materials or brochures developed by Manager to document the same are, and shall remain, the property of Manager and are not, at any time during or after the term of this Agreement, to be utilized, distributed, copied, or otherwise employed or acquired by Owner, except as authorized by Manager.

4. TERM AND TERMINATION OF AGREEMENT.

     4.1 TERM. The term of this Agreement ("Term") shall commence on June I,1997 (the "Commencement
Date") and expire on May 3 I,1999; provided, however, that the Term shall be extended automatically for successive two (2) year periods, ending on the 31st day of May thereafter, unless terminated prior to such date (as the same may have be extended) pursuant to this Paragraph 4.

     4.2 TERMINATION. The Term (as the same may be have been extended ) may be terminated by either
Manager or Owner

     (a)  at any time, with or without cause, by
          giving notice of termination not less
          than thirty (30) days prior to the
          effective date of such termination;

     (b)  if fifty percent (50%) or more of the
          Facility is either (i) damaged or
          destroyed or (ii) taken by condemnation
          proceedings or otherwise, whether or not Owner elects to rebuild or repair the Facility, by giving notice of termination not less than ten (10) days prior to the effective date of such termination;



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     (c)  immediately upon the occurrence of an
          Event of Default by the other party (as
          defined in Paragraph 5, below), by
          giving notice of termination, effective
          the date of receipt (or deemed receipt)
          by the defaulting party of such notice
          of termination.

     4.3 EFFECT OF TERMINATION. In the event of a termination of Term pursuant to Subparagraphs
4.2(a) or 4.2(b), above, upon the effective date of such termination, neither party shall have any further obligations whatsoever under this
Agreement; provided, however, that Manager shall be entitled to receive immediate payment of all amounts theretofore unpaid by Owner but earned by Manager as of the effective date of such termination. In the event of a termination of the Term pursuant to Subparagraph 4.2(c), above, except as expressly provided in Paragraph 5.3, below, neither party shall have any further obligation whatsoever under this Agreement;
provided, however, that Manager shall be entitled to receive immediate payment of all amounts theretofore unpaid by Owner but earned by Manager as of the effective date of such termination. In the event that Owner desires Manager to leave any equipment owned by Manager at the Facility upon such termination, Owner shall pay to Manager the fair market value of such equipment to be left at the Facility and Manager shall transfer title thereto to Owner upon such payment.

5. DEFAULT, REMEDIES UPON DEFAULT.

     5.1 MANAGER'S EVENTS OF DEFAULT. With respect to Manager, it shall be an "Event of Default" under this Agreement:

          (a)  If Manager shall fail to keep,
               observe, or perform any material
               agreement, term, or provision of
               this Agreement, and such default
               shall continue for a period of
               thirty (30) days after Manager' s
               receipt of notice of such default
               from Owner, which notice shall
               specify the event or events
               constituting the default; or

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          (b)  If (i) Manager shall: (A) apply for, or
            consent to, the appointment of a receiver, trustee, or liquidator of Manager of all or a substantial part of Manager's assets, (B) file a voluntary petition in bankruptcy, or admit in writing Manager's inability to pay Manager's debts as they become due,

          (c) (C) make a general assignment for the benefit of creditors, or (D) file a petition or an answer seeking reorganization or arrangement with creditors or taking advantage of any insolvency law; or (ii) an order, judgment or decree shall be entered by a court of competent jurisdiction, on the application of a creditor (A) adjudicating Manager as bankrupt or insolvent, (B) approving a petition seeking reorganization of Manager, or (C) appointing a receiver, trustee, or liquidator for Manager or for all or a substantial part of Manager's assets.

     5.2 OWNER'S EVENTS OF DEFAULT. With respect to Owner, it shall be an Event of Default under this Agreement:

          (a)  If Owner shall fail to make or
               cause to be made any payment to
               Manager required to be made
               hereunder (other than Owner's
               obligation, pursuant to Paragraph
               1.8, above, to deposit working
               capital into the Facility Checking
               Account, which circumstance shall
               be handled in accordance with
               Subparagraph 5.2(b), below), and
               such failure shall continue for a
               period of thirty (30) days;







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          (b)  If Owner shall fail to keep,
               observe, or perform any material
               agreement, term, or provision of
               this Agreement and such default
               shall continue for a period of
               thirty (30) days after Owner' s
               receipt of notice of such default
               from Manager, which notice shall
               specify an event or events
               constituting the default; provided,
               however, that in the case of
               Owner's failure to provide,
               pursuant to Paragraph I.8, above,
               necessary working capital upon
               demand by Manager, it shall be
               deemed to be an Event of Default
               hereunder if the such necessary
               working capital is not deposited in
               the Facility Checking Account
               within ten ( 10) days of Manager's
               initial demand therefor without any
               further notice from Manager being
               required;

          (c)  If Owner shall fail to make
               payments, or keep any covenants,
               owing to any third party which are
               beyond the control of Manager to
               make or keep, and which would cause
               Owner to lose possession of the
               Facility or any personal property
               required to operate the Facility in
               the normal course of operation; or

          (d) If: (i) Owner shall (A) be dissolved, (B) apply for or consent to the appointment of a receiver, trustee or liquidator for Owner or for all or a substantial part of Owner's assets, (C) file a voluntary petition in bankruptcy or admit in writing its inability to pay Owner's debts as they become due, (D) make a general assignment for the benefit or creditors, or (E) file a petition or an answer seeking reorganization or arrangement with creditors or taking advantage of any insolvency law; or (ii) an order,

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               judgment or decree shall be entered
               by a court of competent
               jurisdiction, on the application of
               a creditor (A) adjudicating Owner
               as bankrupt or insolvent, (B)
               approving a petition seeking
               reorganization of Owner, or (C)
               appointing a receiver, trustee or
               liquidator for Owner or of all or a
               substantial part of Owner's assets.

     5.3      REMEDIES UPON DEFAULT BY OWNER. In
the event of an Event of Default by a party, the non-defaulting party shall have, in addition to the right to terminate the Term pursuant to Subparagraph 4.2(c), above, all rights and remedies available to such non-defaulting party at law or in equity.

6. OWNER'S RIGHT TO INSPECT FACILITY/BOOKS AND
RECORDS.

     During the Term, Owner shall have the right, upon not less than forty-eight (48) hours prior notice to Manager and at reasonable times during normal business hours, to inspect the Facility and to inspect and/or audit all books and records pertaining to the operation thereof.

7. FACILITY OPERATIONS.


     7.1 NO GUARANTEE OF PROFITABILITY. Manager does not guarantee, and shall not be construed to have guaranteed, to Owner or any third party
(including any mortgagee) that operation of the Facility will be profitable, but Manager shall use
Manager's commercially reasonable, diligent, and good faith efforts to operate the Facility in as cost-efficient and profitable a manner as possible in light of all of the circumstances then-existing.

     7.2 STANDARD OF PERFORMANCE. In performing
Manager's obligations under this Agreement,
Manager shall use Manager's commercially reasonable, diligent, and good faith efforts, and act with professionalism, in undertaking management of the Facility, all in accordance with accepted and prevailing standards of health care

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in the general location of the Facility and with
the policies adopted by, and resources available to, the Facility.

     7.3 FORCE MAJEURE. Manager will not be deemed to be in violation of this Management Agreement if Manager is prevented from performing any of Manager's obligations hereunder for any reason beyond Manager's reasonable control, including, without limitation: strikes, sick-outs, or labor disputes; material or supply shortages; war, insurrection or civil unrest; fire, earthquakes, severe weather, flooding; acts of God; Owner's failure to perform Owner obligations under this Agreement; or any law, statute, regulation, ordinance, or rule of any federal, state or local government or agency thereof, or any order, decree, or judgment of any court with jurisdiction.

8. WITHDRAWAL OF FUNDS BY OWNER; MINIMUM BANK
BALANCE.

     8.1 WITHDRAWAL BY OWNER. From time to time,
Owner may withdraw the then accumulated operating cash surplus (as determined by Manager) from the Facility Checking Account subject to the right of Manager to restrict withdrawal by Owner of any Facility funds in accordance with the provisions of Paragraph 8.2, below.

     8.2. MINIMUM CASH BALANCE. At all times
(subject to Manager's right, pursuant to Paragraph
1.8, above, to demand working capital from Owner in the event of a shortfall), Manager shall maintain a minimum cash balance in the Facility
Checking Account equal to the sum of:

          (a)  All costs and expenses associated
               with the ownership or operation of
               the Facility, including, without
               limitation, any principal and
               interest payments due in connection
               with any loan secured by a mortgage
               on the Facility, payroll,
               insurance, supplies, services,
               taxes, the Base Management Fee, but
               excluding all federal, state, and
               local income taxes assessed against
               Owner, and

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               the Supplemental Management Fee and
               the Residual Management Fee
               ("Facility Expenses"), all of which
               Facility Expenses are unpaid but
               will become due and payable within
               the ensuing forty-five (45) days;
               plus

          (b)  An amount deemed necessary by
               Manager to be adequate for
               unanticipated contingencies, which
               amount initially shall be $5,000
               and which amount shall be adjusted
               as reasonably determined by
               Manager.

9.      MANAGEMENT FEES.


     9.1 PRE-COMMENCEMENT DATE SERVICES FEE.
Manager shall be reimbursed for all of Manager's out-of pocket expenses (including, without limitation, attorneys' fees, professional services) incurred in connection with any services rendered or tasks performed by Manager with respect to the Facility prior to the Commencement
Date, and in addition Manager shall receive a fee in the amount of Five Thousand and No/Hundredths
Dollars ($5,000) with respect to such pre-
Commencement Date services. Such reimbursement and fee shall be paid to Manager at the same time as the first Base Management Fee payment, as defined in Subparagraph 9.3(a), below.

     9.2 CONSTRUCTION SUPERVISION FEE. For any services performed by Manager pursuant to Paragraph 1.14, above, Manager shall receive a construction supervision fee equal to five percent
(5%)of the total amount of construction costs approved by Owner, due payable concurrently with the applicable payments to the construction contractor(s) and materialmen.








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

     9.3 MANAGEMENT FEES. Throughout the Term,
     Manager shall receive:

     (a)  a base management fee ("Base Management
          Fee") equal to four percent (4%) of all
          the revenues generated by or from the
          Facility other than the proceeds from
          the sale of any Facility equipment or
          any insurance and condemnation proceeds
          ("Gross Revenues") generated each
          calendar month by the Facility, which
          Base Management Fee shall be due any
          payable on or before the 10th day of
          each calendar month with respect to the
          prior calendar month's Gross Revenues;

     (b)  an additional management fee
          ("Supplemental Management Fee") equal to two percent (2%) of Gross Revenues generated each calendar month by the Facility, which Supplemental Management
          Fee shall be due and payable on or
          before the 10th day of each calendar
          month with respect to the prior calendar month's Gross Revenues to the extent, and only to the extent, that Gross
          Revenues for such prior calendar month
          exceed Facility Expenses for such prior
          calendar month.

     (c)  a residual management fee ("Residual
          Management Fee") equal to twenty-five
          percent (25%) of the difference between
          (x) Gross Revenues generated in a
          calendar month and (y) all Facility
          Expenses for such calendar month, which
          Residual Management Fee shall be due and payable on or before the 10th day of each calendar month with respect to the prior calendar month's Gross Revenues to the extent, and only to the extent, that Gross Revenues for such prior calendar month exceed Facility Expenses plus the Supplemental Management Fee, if any, plus working capital repayment for such prior calendar month; and



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     (d)  an incentive management fee ("Incentive
          Management Fee") equal to twenty-five
          percent (25%) of the difference between
          (x) the greater of (1) the Sale Price
          (as defined below) or (2) the Appraised
          Value (as defined below), and (y) the
          initial acquisition cost for the
          Facility (which Owner and Manager hereby agree is $2,330,000),plus (1) all capital costs associated with the
          initial acquisition of the Facility, (2) the cost of all capital improvements made to the Facility after its initial acquisition (to the extent such costs were capitalized in accordance with generally accepted accounting principles consistently applied), and (3) any working capital deposits remaining to be repaid to Owner at the time of the Sale
          (as defined below), which Incentive
          Management Fee shall be paid, if at all, when Owner sells, transfers, conveys, or leases ("Transfer") the Facility to
          Manager or to a third party, or finances or refinances the Facility, to Manager or otherwise.

     For the purposes of Subparagraph 9.3(d), above, "Sale Price" shall mean the total amount to be received by or on behalf of Owner in connection with Owner's Transfer, financing or refinancing of the Facility ("Sale"), and "Appraised Value" shall mean the appraised value of the Facility at the time of any Sale as determined by an appraiser mutually acceptable to Owner and Manager.

     9.4 PRORATION OF FEES. If the services of
Manager commence or terminate for any reason
(including, without limitation, those set forth in Paragraph 5, hereof other than on the first day of any calendar month, the Base Management Fee, the Supplemental Management Fee (if any), and the
Residual Management Fee (if any) for such partial month shall be prorated based upon the number of days for which services are actually rendered by Manager during such partial month.

     9.5 PAYMENT OF FEES. Notwithstanding any other provision of this Agreement to the contrary:

     (a)  the Base Management Fee shall be
          disbursed by Manager to itself out of
          the Facility Checking Account prior to
          the payment of any other Facility
          Expenses and prior to the repayment to
          Owner of any working capital deposits
          made by Owner pursuant to the terms
          hereof (without limiting the generality
          of the foregoing, the Base Management
          Fee shall be paid to Manager on a
          priority basis, and Manager may disburse the Base Management Fee to itself without regard for the Minimum Cash
          Balance requirement, or the need to
          demand additional working capital from
          Owner, pursuant to Paragraph 8.2,
          above).

     (b) the Supplemental Management Fee, if any, shall be disbursed by Manager to itself out of the Facility Checking Account after payment of all Facility Expenses but prior to the repayment to Owner of any working capital deposits made by Owner pursuant to the terms hereof.

     (c)  the Residual Management Fee, if any,
          shall be disbursed by Manager to itself
          out of the Facility Checking Account
          after payment of all Facility Expenses
          and after the repayment to Owner of any
          working capital deposits made by Owner
          pursuant to the terms hereof.


     (d)  the Incentive Management Fee, if any,
          shall be disbursed to Manager out of the proceeds of the closing of any Sale.

10. INDEMNIFICATION.


     10.1 BY MANAGER. Manager shall indemnify, defend, and hold harmless Owner from and against any loss incurred by or damage to Owner where such loss or damage results from the negligent acts or omissions or the willful misconduct of Manager in performing Manager's obligations under this
Agreement.

     10.2 BY OWNER. Owner shall indemnify, defend and hold harmless Manager from and against any loss incurred by or damage to Manager where such loss or damage results from the negligent act or omissions or the willful misconduct of Owner in performing Owner's obligations under the
Agreement.

     10.3 SURVIVAL OF INDEMNIFICATION OBLIGATIONS.
Notwithstanding any other provision of this Agreement to the contrary (including, without limitation, Paragraph 4.3, above), each party's obligation to indemnify, defend and hold harmless the other party shall survive the termination of the Term and this Agreement with respect to the negligent acts or omissions or willful misconduct of the indemnifying party prior to the effective date of such termination.


11. RIGHT OF FIRST REFUSAL

     In the event Owner desires to Transfer the Facility prior to the expiration of the Term, and Owner receives a bona fide offer to effect a Transfer of the Facility from a third party capable of performing such offer ("Transfer
Offer") which Owner desires to accept, Owner shall first give written notice of such Transfer Offer to Manager. Such notice shall include all of the material terms and conditions of the Transfer
Offer (e.g., purchase price or lease rate, terms of payments, closing date, earnest money or other deposits, documents required for Closing, options to purchase). For a period of thirty (30) days after Manager's receipt of such notice, Manager shall have the right to elect to effect a Transfer of the Facility upon the same terms and conditions as are contained in the Transfer Offer, which

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

election shall be made by giving written notice thereof to Owner within such thirty (30) day period. If Owner does not timely receive Manager's written notice of Manager's election to effect a Transfer on the terms and conditions of the Transfer Offer, Owner shall have the right to accept such Transfer Offer and Transfer the Facility to such third party in accordance with the terms of the Transfer Offer free and clear of Manager' s right of first refusal hereunder.
Notwithstanding any other provision of this Paragraph 11, in no event shall Owner be entitled to Transfer the Facility to any third party on terms or conditions materially different from those set out in the notice of Transfer Offer provided by Owner to Manager, unless Owner has given Manager written notice of such materially different terms and conditions and provided
Manager an additional thirty (30) days in which to elect to effect a Transfer on such materially different terms and conditions.

12. MISCELLANEOUS


     12.1 NOTICES. All notices required or
permitted pursuant to this Agreement: (a) shall be given in writing; and (b) delivered by (i) hand delivery, (ii) registered or certified mail, postage prepaid, (iii) nationally recognized courier guaranteeing next-business day delivery), or (iv) facsimile transmission (with receipt confirmed telephonically by the recipient). Notice shall be delivered or mailed to the parties at the following addresses or at such other places as either party shall designate by giving notice in accordance with this Paragraph 12.1.

          To Manager:    Emeritus Corporation
                         3131 Elliott Avenue,
                         Suite 500
                         Seattle, WA 98121
                         Phone: 206-301-4495
                         Fax: 206-301-4500

          To Owner:      Columbia House, L.L.C.
                         3131 Elliott Avenue
                         Suite 500
                         Seattle, WA 98121
                         Phone: 206-30l -4546
                         Fax: 206-30l-4545
                         Attn: Stan Baty

        12.2 ASSIGNMENT. Except as otherwise
provided in Paragraph 1.6, above, this rent shall not be assigned by either party without the prior written consent of the non party, which consent shall not be unreasonably withheld, conditioned, delayed.

        12.3 RELATIONSHIP OF THE PARTIES, The
relationship of the parties shall be that of and independent contractor and a11 acts performed by Manager during the term hereof as Owner of the Facility shall be deemed to be performed by Manager in Manager's capacity as a prudent contractor. Nothing contained in this Agreement is intended to, or shall be deemed to, give rise to or create a partnership or joint venture or lease between Owner, and it's successors and assigns on the one hand, and Manager, and Manager's successors and on the other hand.

        12.4 ENTIRE AGREEMENT. This Agreement
contains the entire agreement between the and shall be binding upon and inure to the benefit of their successors and, to the extent hereby, their assigns, and shall be construed in accordance with the laws of the State of Washington. This
Agreement may not be modified or amended except by written instrument by both of the parties hereto.

        12.5 HEADINGS/CAPTIONS. The headings and captions used in this Agreement are for of reference only and shall not be construed in any manner to limit or modify any of provisions hereof
12.6 ATTORNEYS' FEES. In the event either party brings an action to enforce or interpret agreement the prevailing party in such action shall be entitled to recover from the other party costs incurred in connection therewith, including reasonable attorneys' fees incurred in conduct, and/or settlement thereof.


        12.7 SEVERABILITY. In the event one or
more of the provisions contained in this agreement is deemed to be invalid, illegal, or unenforceable in any respect under applicable law, legality, and enforceability of the remaining provisions hereof shall not in any way thereby.

        12.8 CUMULATIVE; NO WAIVER. No right or
remedy herein conferred upon or reserved party is intended to be exclusive of any other right or remedy, and each and every right remedy shall be cumulative and in addition to any other right or remedy given hereunder, or hereafter legally existing upon the occurrence of an Event of Default. The failure of either party to insist at any time upon the strict observance or performance of any of the provisions of this Agreement or to exercise any right or remedy as provided in this Agreement shall not impair any such right or remedy or be construed as a waiver or relinquishment thereof with respect to subsequent
Event of Default. Each and every right and remedy given by this Agreement to a party may be exercised from time to time and as often as may be deemed expedient by such party.

     12.9 AUTHORIZATION FOR AGREEMENT. The
execution and performance of this Agreement by Owner and Manager have been duly authorized by all necessary laws, resolutions or corporate action, and this Agreement constitutes the valid, binding and enforceable obligations of Owner and Manager, respectively, in accordance with its terms.

     12.10  COUNTERPARTS. This Agreement may be
executed in any number of counterparts, each of which shall be an original but collectively shall constitute but one and the same Agreement.

     IN WITNESS WHEREOF, the parties have hereto caused this Agreement to be duly executed, as of the day and year first above written.

Owner:         Columbia House, L.L.C.,
               a Washington limited
               liability company

               By:  /s/ Stan Baty
                  ---------------------
               Its:  Manager


Manager:       Emeritus Corporation
               a Washington corporation

               By: /s/ Raymond R. Brandstrom
                  ----------------------------
               Its: President






























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